Exhibit 8.1

Form of Opinion

ONE BATTERY PARK PLAZA
NEW YORK, NEW YORK 10004

WRITER’S DIRECT DIAL:	TELEPHONE: (212) 574-1200	901 K STREET, NW
	FACSIMILE: (212) 480-8421	WASHINGTON, DC 20001
	WWW.SEWKIS.COM	TELEPHONE: (202) 737-8833
FACSIMILE: (202) 737-5184

            , 2015

Poseidon Containers Holdings Corp.

c/o Technomar Shipping Inc.

3-5 Menandrou Street

14561, Kifissia

Athens, Greece

Re:	Poseidon Containers Holdings Corp.

Ladies and Gentlemen:

We have acted as counsel to Poseidon Containers Holdings Corp., a company incorporated under the laws of the Republic of the Marshall Islands (the “Company”), in connection with the Company’s Registration Statement on Form F-1 (File No. 333-204968) (the “Registration Statement”) as filed publicly with the U.S. Securities and Exchange Commission (the “Commission”) on June 15, 2015, as thereafter amended or supplemented, with respect to the initial public offering of the Company’s common shares, par value $0.01 per share.

In formulating our opinion, we have examined such documents as we have deemed appropriate, including the Registration Statement and the prospectus of the Company included in the Registration Statement. We have also obtained such additional information as we have deemed relevant and necessary from representatives of the Company.

Capitalized terms not defined herein have the meanings ascribed to them in the Registration Statement.

Based on the facts as set forth in the Registration Statement and, in particular, on the representations, covenants, assumptions, conditions and qualifications described under the captions “Risk Factors” and “Tax Considerations” therein, we hereby confirm that the opinions of Seward & Kissel LLP with respect to United States federal income tax matters and Marshall Islands tax matters expressed in the Registration Statement under the captions “Tax Considerations—U.S. Federal Income Tax Considerations” and “Tax Considerations—Marshall Islands Tax Considerations” accurately state our views as to the tax matters discussed therein.

Our opinions and the tax discussion as set forth in the Registration Statement are based on the current provisions of the Internal Revenue Code of 1986, as amended, the Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service which may be cited or used as precedents, and case law, any of which may be changed at any time with retroactive effect. No opinion is expressed on any matters other than those specifically referred to above by reference to the Registration Statement.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not hereby admit that we are “experts” within the meaning of the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder with respect to any part of the Registration Statement.

Very truly yours,